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                                                                       EXHIBIT 5



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                                           FOLEY & LARDNER
                                           777 East Wisconsin Avenue, Suite 3800
                                           Milwaukee, Wisconsin 53202-5306
                                           414.271.2400 TEL
                                           414.297.4900 FAX
                                           www.foleylardner.com

                       June 18, 2003       CLIENT/MATTER NUMBER
                                           043825-0164


The Journal Company
333 West State Street
Milwaukee, Wisconsin  53203

Ladies and Gentlemen:

            We have acted as counsel for The Journal Company, a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement"), including the joint proxy statement/prospectus constituting a part thereof (the "Joint Proxy Statement/Prospectus"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) shares of the Company's Class B-1 and Class B-2 Common Stock, $.01 par value (the "Class B Common Stock"), which are proposed to be issued by the Company in connection with the transactions contemplated by the Agreement and Plan of Share Exchange (the "Agreement") between Journal Communications, Inc., a Wisconsin corporation ("JCI"), and the Company, pursuant to which, among other things, the outstanding shares of common stock of JCI will be exchanged for a certain number of shares of Class B Common Stock (the "Share Exchange"); and (ii) an indeterminate number of shares of the Company's Class A Common Stock, $.01 par value (the "Class A Common Stock"), resulting from the conversion of the Class B Common Stock and the Company's Class C Common Stock, $.01 par value (the "Class C Common Stock"), pursuant to the procedures set forth in the Company's Articles of Incorporation (the "Articles").

            In connection with our representation, we have examined: (a) the Registration Statement, including the Joint Proxy Statement/Prospectus; (b) the Articles and the Bylaws of the Company, as amended to date; (c) resolutions of the Company's Board of Directors relating to the authorization of the issuance of the securities covered by the Registration Statement; (d) the form of the Agreement to be executed; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

            Based on the foregoing, we are of the opinion that:

   1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

   2. Subject to the execution of the Agreement and the approval of the Agreement by the shareholders of JCI, the shares of Class B Common Stock subject to issuance in the Share Exchange, when issued pursuant to the provisions of the Agreement and in the manner as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in
Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

   3. The shares of Class A Common Stock subject to issuance upon the conversion of either the Class B Common Stock or the Class C Common Stock, when issued pursuant to the provisions of, and in the manner contemplated by, the Articles, will be fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six

BRUSSELS           DETROIT             MILWAUKEE           SAN DIEGO           TAMPA
CHICAGO            JACKSONVILLE        ORLANDO             SAN DIEGO/DEL MAR   WASHINGTON, D.C.
DENVER             LOS ANGELES         SACRAMENTO          SAN FRANCISCO       WEST PALM BEACH
                   MADISON                                 TALLAHASSEE

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The Journal Company
June 18, 2003
Page 2

months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

                  We consent to the use of this opinion as an exhibit to the Registration Statement and to references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                    Very truly yours,

                                   /s/ Foley & Lardner

                                   FOLEY & LARDNER